                                                              Exhibit 20



                                FERRO CORPORATION

                           Consolidated Balance Sheets
           As of September 30, 1996 (Unaudited) and December 31, 1995

                        Consolidated Statements of Income
                           For the Three Months Ended
                     September 30, 1996 and 1995 (Unaudited)

                      Consolidated Statements of Cash Flows
                           For the Three Months Ended
                     September 30, 1996 and 1995 (Unaudited)

CONSOLIDATED  BALANCE  SHEET
FERRO  CORPORATION  AND  SUBSIDIARIES
SEPTEMBER 30, 1996 AND DECEMBER 31, 1995


                                                        (Dollars in Thousands)
                                                       (Unaudited)   (Audited)
ASSETS                                                    1996         1995
------                                                  ---------    ---------

Current Assets:
     Cash and Cash Equivalents                          $ 22,227     $ 16,695
     Net Receivables                                     235,546      230,742
     Inventories                                         146,548      155,253
     Other Current Assets                                 32,879       29,676
                                                        --------     --------

        Total Current Assets                            $437,200     $432,366

Investments in Affiliated Companies                        7,123        7,622
Unamortized Excess of Cost Over Net Assets Acquired       92,179       95,553
Other Assets                                              39,027       33,119
Net Plant & Equipment                                    302,555      307,288
                                                        --------     --------
                                                        $878,084     $875,948
                                                        ========     ========


LIABILITIES
-----------

Current Liabilities:
     Notes and Loans Payable                            $ 33,954     $ 35,587
     Accounts Payable, Trade                             119,673      115,889
     Income Taxes                                          9,744       10,870
     Accrued Payrolls                                     18,827       16,718
     Accrued Expenses and Other Current Liabilities       80,823       78,244
                                                        --------     --------

        Total Current Liabilities                       $263,021     $257,308

Long-Term Debt                                           105,043      104,910
ESOP Loan Guarantee                                       24,622       30,470
Deferred Income Taxes                                     21,920       21,380
Postretirement Liabilities                                45,113       43,570
Other Liabilities                                         32,547       36,160
Shareholders' Equity                                     385,818      382,150
                                                        --------     --------
                                                        $878,084     $875,948
                                                        ========     ========

CONSOLIDATED STATEMENTS OF INCOME
FERRO CORPORATION AND SUBSIDIARIES


                                                        Three  Months  Ended               Nine  Months  Ended
                                                          September  30                       September  30
                                                   (Unaudited)      (Unaudited)        (Unaudited)       (Unaudited)
(Dollars in Thousands)                                 1996             1995                1996              1995
================================================================================      ===============================

Segment Sales
      Coatings, Colors, and Ceramics              $    188,921      $    185,435      $    581,145      $    589,565
      Plastics                                          57,044            61,403           182,531           208,225
      Chemicals                                         83,247            64,003           258,435           190,009
                                                  ------------      ------------      ------------      ------------
Total Net Sales                                   $    329,212      $    310,841      $  1,022,111      $    987,799

Cost of Sales                                          250,497           240,853           773,630           748,779
Selling, Administrative and General  Expenses           54,170            51,251           170,717           167,869
                                                  ------------      ------------      ------------      ------------
      Operating Income                                  24,545            18,737            77,764            71,151

Interest Expense                                         3,447             4,676             9,861            11,343
Net Foreign Currency (Gain) Loss                          (208)             (321)             (555)               90
Other Expense (Income) - Net                               218            (1,258)            2,875            (1,425)
                                                  ------------      ------------      ------------      ------------
      Income Before Taxes                               21,088            15,640            65,583            61,143
Taxes on  Income                                         7,861             5,815            24,890            23,564
                                                  ------------      ------------      ------------      ------------

Net Income                                              13,227             9,825            40,693            37,579

Dividend on Preferred Stock, Net of Tax                    937               919             2,799             2,743
                                                  ------------      ------------      ------------      ------------

Net Income Available to Common Shareholders       $     12,290      $      8,906      $     37,894      $     34,836
                                                  ============      ============      ============      ============

Per  Common  Share  Data:
      Primary  Earnings                           $       0.46      $       0.32      $       1.42      $       1.24
      Fully  Diluted  Earnings                    $       0.44      $       0.31      $       1.35      $       1.19

Shares Outstanding:
      Average  Outstanding                          26,442,282        27,913,904        26,711,778        27,995,032
      Average  Fully Diluted                        28,805,666        30,323,976        29,124,651        30,428,405
      Actual End of Period                          26,069,470        27,344,105        26,069,470        27,344,105

================================================================================    =================================

CONSOLIDATED STATEMENTS OF CASH FLOWS
FERRO CORPORATION AND SUBSIDIARIES

                                                                            Three Months Ended              Nine Months Ended
                                                                               September 30                   September 30
                                                                         (Unaudited)   (Unaudited)     (Unaudited)    (Unaudited)
(Dollars in Thousands)                                                      1996          1995            1996           1995
=================================================================================================   ============================

Net Cash Provided from Operating Activities                                $40,072       $34,602         $83,418        $72,958

Cash Flow from Investing Activities:
     Investment in Marketable Securities                                         0        25,004               0        (24,980)
     Capital Expenditures for Plant and Equipment                          (11,420)      (11,402)        (35,746)       (37,244)
     Acquisition of Companies,  net of cash acquired                             0             0          (6,800)             0
     Proceeds From Divestitures                                               (465)        1,569           2,191          2,497
     Transactions With Affiliated Companies                                     59          1833             830           1833
     Change in Restricted Deposits                                               0         4,800               0          4,365
     Other Investing Activities                                                (67)          260             306          1,800
-------------------------------------------------------------------------------------------------   ----------------------------
Net Cash (Used for) Provided by Investing Activities                       (11,893)       22,064         (39,219)       (51,729)

Cash Flow from Financing Activities:
     Net Borrowings (Payments) Under Short-Term Lines                          190        (3,716)            314          4,810
     Proceeds from Long-Term Debt                                                0             0           1,615         49,322
     Purchase of Treasury Stock                                            (12,553)      (13,278)        (26,687)       (14,114)
     Cash Dividend Paid                                                     (5,177)       (4,858)        (14,619)       (14,643)
     Other Financing Activities                                                 85           205             359             83
-------------------------------------------------------------------------------------------------   ----------------------------
Net Cash (Used for) Provided by Financing Activities                       (17,455)      (21,647)        (39,018)        25,458
Effect of Exchange Rate Changes on Cash                                        370          (451)            351           (664)
-------------------------------------------------------------------------------------------------   ----------------------------
Increase in Cash and Cash Equivalents                                       11,094        34,568           5,532         46,023
Cash and Cash Equivalents at Beginning of Period                            11,133        31,277          16,695         19,822
-------------------------------------------------------------------------------------------------   ----------------------------
Cash and Cash Equivalents at End of Period                                 $22,227       $65,845         $22,227        $65,845
=================================================================================================   ============================
Cash Paid During the Period for:
     Interest                                                               $1,178        $1,901          $7,539         $8,095
     Income Taxes                                                           $8,506       $10,170         $25,385        $24,492
=================================================================================================   ============================